UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________________________________
FORM 8-K
  _______________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2025
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UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)
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Delaware	0-21044	33-0204817
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)
15147 N. Scottsdale Road, Suite H300, Scottsdale, Arizona 85254-2494
(Address of principal executive offices and zip code)
(480) 530-3000
(Registrant’s telephone number, including area code)
  _______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	UEIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2025, the board of directors (the "Board") of Universal Electronics Inc. (the "Company") unanimously appointed Sui Man Ho (a.k.a. Raymond Ho) as Interim Chief Financial Officer, principal financial officer and principal accounting officer of the Company, effective immediately.

Raymond Ho, age 53, has served as the Company's Senior Vice President, Finance since May 2025. Mr. Ho joined the Company in April 2011 as Chief Financial Officer – Asia; in May 2018, he was promoted to Senior Vice President, Chief Financial Officer – Asia, and in September 2022, he was promoted to Senior Vice President, Finance – Global Operations. Prior to joining the Company, from June 2008 until March 2011, Mr. Ho was the Chief Financial Officer at Yau Lee Holdings Limited (HKEX: 406), a construction company listed on the Hong Kong Stock Exchange. Prior to that, Mr. Ho held various roles at American Standard Companies, a conglomerate manufacturing heating, ventilation and air conditioning systems, plumbing fixtures and automotive parts, including as Regional Senior Audit Manager from November 2002 until December 2004, as Regional Audit Director from January 2005 until December 2005, and as Regional Financial Controller at Trane (NYSE: TT) from January 2006 until May 2008. Before joining American Standard Companies, Mr. Ho was a Staff Accountant at Arthur Andersen & Co., an accounting firm, from September 1994 until June 2002, and a Senior Manager at PricewaterhouseCoopers, an accounting firm, from July 2002 until November 2002. Mr. Ho is a Certified Public Accountant in Hong Kong, a fellow member of the Chartered Association of Certified Accountants, and an associate member of the Chartered Institute of Management Accountants. Mr. Ho holds a Bachelor of Business Administration, with a major in Accountancy and minor in Computer Science, and a Master of Business Administration from the Chinese University of Hong Kong under the Executive Master of Business Administration programme.

There is no arrangement or understanding between Mr. Ho and any other person pursuant to which he was selected as an officer of the Company. Additionally, there are no family relationships between Mr. Ho and any of the Company’s directors or executive officers, and Mr. Ho has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Ho’s base salary will be increased to $341,250 (which is a 5% increase) and his target bonus amount will be $25,000, which is subject to achievement of performance objectives.

In connection with his appointment, the Company expects to enter into its form of indemnification agreement with Mr. Ho.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: September 18, 2025	By: /s/ Richard K. Carnifax
Richard K. Carnifax
Interim Chief Executive Officer
(Principal Executive Officer)

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